Exhibit 99.1
July 27, 2007 Reston, VA
Stanley-Martin Communities, LLC (‘STANMA’)
Stanley-Martin Communities, LLC Reports Preliminary Results for the 2007 Second Quarter and Schedules 2007 Second Quarter Conference Call
Stanley-Martin Communities, LLC (‘Stanley-Martin’ or the ‘Company’) today announced preliminary and unaudited financial results for the 2007 Second Quarter.
The Company delivered 73 homes in the three months ended June 30, 2007, down 49 or 40.2% from the 122 homes delivered in the same period in 2006. Homebuilding revenue was $43.2 million in 2007, down $27.8 million or 39.2% from $71.0 million in the same period in 2006.
The Company delivered 115 homes in the six months ended June 30, 2007, down 64 or 35.8% from 179 homes delivered in the same period in 2006. Homebuilding revenue was $69.6 million in 2007, down $44.5 million or 39.0% from $114.1 million in 2006.
The Company had 78 net new orders in the three months ended June 30, 2007, up 14 or 21.9% from 64 in the same period in 2006. Cancellations in the three months ended June 30, 2007 were 4.0%, down from 9.0% in the same period in 2006. The aggregate value of net new orders was $43.5 million for the three months ended June 30, 2007, up $2.1 million or 5.1% from $41.4 million in the same period in 2006.
The Company had 168 net new orders in the six months ended June 30, 2007, up 10 or 6.3% from 158 in the same period in 2006. The aggregate value of net new orders was $95.3 million for the six months ended June 30, 2007, down $1.6 million or 1.7% from $96.9 million in the same period in 2006.
At June 30, 2007, our backlog was 138 homes with an aggregate value of $78.1 million. At June 30, 2006, our backlog was 165 homes with an aggregate value of $105.7 million.
Steven B. Alloy, President, said, “In the June quarter market conditions for new home sales declined as inventory levels of both new and existing homes remained high, and we expect the housing market to continue to be challenging. We expect to report a profit from operations before impairments for the June 30, 2007 quarter. However, as a result of the factors mentioned above, we will realize asset impairments which will result in a loss for both the quarter and the six months ended June 30, 2007.”
Stanley-Martin will conduct a 2007 Second Quarter earnings call on Friday, August 10, 2007 at 11:00 A.M. Eastern Standard Time to discuss financial results for the three and six months ended June 30, 2007. Stanley-Martin plans to release its Second Quarter financial results on Thursday, August 9, 2007.

Conference Call access information is as follows:

Domestic Toll Free Number:	(800) 500-0177
International Toll Number:	(719) 457-2679
Conference ID:	9544692
A replay of the conference call will be available until August 18, 2007 at 11:59 P.M. Eastern Time. The replay access information is as follows:

Domestic Toll Free Number:	(888) 203-1112
International Toll Number:	(719) 457-0820
Conference ID:	9544692
Stanley-Martin is one of the largest private homebuilders in the Washington, D.C. metropolitan area engaged in the development of residential communities and the design, marketing and construction of single-family homes and townhomes. Stanley-Martin has operated in the Washington, D.C. metropolitan area homebuilding industry since 1966. Stanley-Martin markets homes to entry-level and first- and second-time move-up buyers. As a complement to the homebuilding operations, Stanley-Martin also originates title insurance and mortgages for their homebuyers.
Certain statements in this press release may be considered forward looking statements. Forward looking statements including statements about the company’s outlook, growth opportunities, market orders, backlog, liquidity, and land position, as well as expected deliveries, revenues, earnings, margins, leverage, pricing, SG&A rate, land purchases and communities. In general, any statements contained in this conference call that are not statements of historical fact should be considered forward looking statements. We caution you that forward looking statements involve risks and uncertainties, and there are a number of factors that could cause our actual results to differ materially from those that are contained in or implied by these statements. For a list of certain of these factors, please see Annual Report on our Form 10-K filed with the Securities and Exchange Commission on March 27, 2007.